Q4 and Full-Year 2022 Earnings and Business Update Call

Sanara MedTech
Evidence Based Healing

Disclaimers

This presentation contains forward-looking statements that discuss expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Sanara MedTech Inc. (the "Company," "Sanara," "we," "our" or "us"). All statements other than statements of historical fact contained herein are forward-looking statements. These statements may be identified by terms such as "anticipates," "believes," "contemplates," "continue," "could," "estimates," "expect," "forecast," "guidance," "intend," "may," "plan," "possible," "potential," "predicts," "preliminary," "projects," "seeks," "should," "targets," "will," or "would," or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include, among others, statements the development of new products, the regulatory process and expansion of the Company's business in telehealth and wound care. These items involve risks, contingencies and uncertainties such as uncertainties associated with the development and process for obtaining regulatory approval for new products, the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company's filings with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q as well as other documents the Company files with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. Forward-looking statements contained in this presentation are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws.

This presentation contains statistical and market data that we obtained from industry publications, reports generated by third parties, third-party studies and public filings. Although we believe that the publications, reports, studies and filings are reliable as of the date of this presentation, we have not independently verified such statistical or market data.

The trademarks and service marks included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products.

This presentation shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sales of securities, in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

CAUTION: This presentation concerns certain products that are under clinical investigation and which have not yet been cleared for marketing by the U.S. Food and Drug Administration. These products are currently limited by federal law to investigational use, and no representation is made as to the safety or effectiveness of these products for the purposes for which they are being investigated.

Overview

Sanara MedTech

Commentary on Q4 and Full-Year 2022

- **Financial Update**
  - Highest net revenue year ($45.8 million) and quarter ($15.3 million) in the Company's history for the business as well as for the historical business before taking into account the $6.0 million in sales resulting from the Scendia acquisition.
  - First quarter in which the Company generated >$5 million in sales in a single month.
  - Net loss after tax of $8.1 million in 2022 compared to $8.0 million in 2021.
  - Loss before income taxes of $13.9 million in 2022. The higher loss in 2022 was due to increased SG&A costs, higher R&D expenses, the loss on disposal of investment related to the dissolution of Sanara Pulsar and higher amortization of our acquired intangibles.
- **Allocyte™ Stockout**
  - Q4 sales negatively impacted by the stockout that started in late Q3 due to a shortage of source material.
  - Expecting improvement in ability to get product but don't expect a full resolution until the second half of 2023.
- **Sanara Pulsar**
  - In December 2022 we dissolved Sanara Pulsar and ceased marketing the Sanara Pulsar II AWI Wound Debridement System.
- **Precision Healing 510(k)**
  - Planned 510(k) submission delayed due to electrical and software issues as well as increased product validation testing.
  - The 510(k) was subsequently filed on March 16, 2023.
- **ATM Equity Offering (Subsequent Event)**
  - Dual goals to raise capital for opportunistic acquisitions/partnerships and to increase the liquidity of our stock.
  - Plan to use the net proceeds we receive from this offering to fund potential acquisitions, further develop our products, services and technologies pipeline and clinical studies, expand our sales force and for general corporate purposes.

Product Sales

Sanara MedTech

Sales Overview

- 39 field sales representatives as of December 31, 2022
- CellerateRX® Surgical sold in over 700 hospitals/ASCs across 29 states[1] in the TTM
- CellerateRX® Surgical approved to be sold in more than 1,700 hospitals/ASCs as of December 31, 2022
- Total estimated available market in the United States:
  - 6,090 hospitals[2]
  - 5,700 ASCs[3]
- Allocyte™ stockout
- BIASURGE™ 510(k) filed and InfuSystem partnership moving forward


POWDER
Cellerate
RX Surgical



(1) Number based on a minimum of $50,000 revenue in the TTM.
(2) American Hospital Association. Fast Facts on U.S. Hospitals, 2021.
(3) Becker's ASC Review dated June 19, 2020 referencing CMS data from May 2020 as reported by ASCA.

Sanara MedTech
A Comprehensive Solution for Wound and Skin Care

Sanara MedTech's Goals:

- Bring a proven efficacious wound and skin care solution to patients in the lowest cost setting
- Provide a comprehensive wound care solution that lowers costs through:
  1. Early diagnosis
  2. Decreased hospitalizations
  3. Decreased wound center visits
  4. More advanced treatment at home
  5. Improved outcomes

Platform Overview

- Sanara's comprehensive platform has four key components:
  1. Proprietary advanced diagnostics/data analytics (Precision Healing Imager and LFA)
  2. Wound and dermatology management EMR and app
  3. Wound and dermatology telehealth services
  4. Proprietary products for wound and skin

Data analytics will be used to build and refine clinical practice pathways.



Improved Wound and Dermatology Outcomes and Reduced Cost of Care
Progress Is Validated and Repeated Until Wound Is Healed
1
Wound Diagnostics / Data Analytics (Precision Healing Imager and LFA)
2
Wound and Dermatology EMR and App
3
Wound and Dermatology Telehealth Services
4
Proprietary Efficacious Products for Wound and Skin

2022 Financial Highlights

Overview

- **Revenue**
  - For the year, Sanara generated net revenues of $45.8 million compared to net revenues of $24.1 million for the year ended December 31, 2021, representing a 90% increase from the prior year period.
  - 2022 net revenues included $6.0 million of Scendia sales.

- **SG&A**
  - SG&A expenses for 2022 were $46.0 million, as compared to $28.1 million for 2021.
  - 2022 SG&A expenses included $2.9 million of costs related to Scendia operations.
  - The higher SG&A expenses in 2022 were primarily due to higher direct sales and marketing expenses, which accounted for approximately $13.6 million, or 76%, of the increase compared to prior year.
    - The higher direct sales and marketing expenses were primarily attributable to an increase in sales commissions of $9.6 million as a result of higher product sales, $2.7 million of increased costs as a result of sales force expansion and operational support, and $0.9 million of increased costs related to travel and in-person promotional activities.
    - The increase in 2022 SG&A expenses was also related to increased noncash equity compensation and higher payroll costs related to the mid-year addition of the Rochal workforce in July 2021, the Precision Healing workforce in April 2022 and the Scendia workforce in July 2022.

- **R&D Expenses**
  - R&D expenses for the year ended December 31, 2022, were $3.4 million compared to $0.6 million for the year ended December 31, 2021.
    - R&D expenses for 2022 included approximately $2.5 million of costs related to the newly acquired Precision Healing diagnostic imager and lateral flow assay.
    - Higher R&D expenses in 2022 were also partly due to costs associated with several new development projects for our currently licensed products.

2022 Financial Highlights (Continued)

Sanara MedTech

Overview (Continued)

- **Other Expense**
  - Other expense for the year ended December 31, 2022 was $1.7 million compared to $0.6 million for the year ended December 31, 2021.
  - Higher other expense in 2022 was primarily due to a $1.0 million loss recognized due to the dissolution of Sanara Pulsar.

- **Net Loss**
  - Net loss of $8.1 million for the year ended December 31, 2022, compared to a net loss of $8.0 million for the year ended December 31, 2021.
  - Net loss was positively impacted by the recognition of a noncash income tax benefit of $5.8 million related to purchase accounting for the Precision Healing and Scendia acquisitions (Net loss before taxes of $13.9 million).

- **Cash Balances at end of quarter (in millions)**
  - $16.1 (Q1-22), $12.7 (Q2-22), $10.3 (Q3-22), $9.0 (Q4-22)

Questions

Sanara MedTech
Evidence Based Healing